UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 20, 2009

SPORTS SUPPLEMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-150820
(State or other jurisdiction of incorporation)	(Commission File No.)

3500 de Maisonneuve West
Suite 1650
Montreal, Quebec
Canada H3Z 3C1
(Address of principal executive offices and Zip Code)

514-658-6164
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 20, 2009, we entered into a Loan Facility Agreement between 7105754 Canada Inc., as borrower; 7129211 Canada Inc., as lender; Sports Supplement Group, Inc., as first guarantor; and, Sports Supplement Acquisition Group, Inc., as second guarantor under which we unconditionally guaranteed the payment of US$150,000.00 loaned to 7105754 Canada Inc. by 7129211 Canada Inc. The loan was made on April 20, 2009 and accrues interest at an adjustable prime rate. In the event of default, the interest rate increases to 18% per annum. 7105754 Canada Inc. granted 7129211 Canada Inc. a security interest in all of its property up US$1,000,000.00. The guarantors granted a similar security interest in their property, as well, up to US$1,000.000.00 each. 7105754 Canada Inc. is our subsidiary corporation. No due date is listed, accordingly, the notes are deemed demand notes and could be called at any time. In the event the loan is not repaid on demand, a default occurs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 22nd day of May, 2009.

SPORTS SUPPLEMENT GROUP, INC.

BY:	JAMES KLEIN
James Klein, President, Principal Executive
Officer, Principal Financial Officer, Principal
Accounting Officer, Treasurer and sole member
of the Board of Directors.